Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Common Stock to Move from NASDAQ to OTC Bulletin Board

FORT LAUDERDALE, FL, December 1, 2011 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that its securities will be suspended from The NASDAQ Capital Market prior to the opening of trading on Friday, December 2, 2011. Beginning with the opening of trading on Friday, December 2, 2011, eDiets’ common stock will trade on the OTC Bulletin Board (“OTCBB”). The Company’s common stock will continue to trade under the symbol “DIET”.

As previously reported, the NASDAQ Listing Qualifications Panel required the Company to evidence a minimum of $2.5 million in stockholders’ equity, as required under NASDAQ Listing Rule 5505(b), on or before November 30, 2011 to maintain its NASDAQ listing. The Company did not regain compliance and, on November 30, 2011, received notice that NASDAQ intends to delist the Company’s securities.

The Company does not intend to appeal NASDAQ’s determination since it believes its efforts are better directed towards improving the Company’s performance and executing its business plan. The Company will maintain the registration of its common stock with the Securities and Exchange Commission (“SEC”) and will continue to file periodic, quarterly and annual reports with the SEC.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The Company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that, whether or not expressly stated, certain statements made in this news release that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. This news release contains forward-looking statements about the Company including expectations regarding the Company’s ability to improve its performance and execute its business plan. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 31, 2011. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements such risk factors include, but are not limited to: (1) our ability to raise additional capital; (2) our ability to maintain compliance with applicable regulatory requirements; (3) our ability to attract and retain customers in a profitable manner through advertising, and our ability to secure advertising commitments; (4) our ability to accurately assess market demand for our products; (5) our ability to improve our meal delivery margin and its effect on total gross margins; (6) our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels; and (7) the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates.